APPENDIX B

Series of the Company

Rational Dividend Capture Fund

Rational Real Strategies Fund

Rational Defensive Growth Fund

Rational Strategic Allocation Fund

Catalyst Insider Buying VA Fund

Catalyst Dividend Capture VA Fund

Rational Risk Managed Emerging Markets Fund

Catalyst Managed Futures Strategy VA Fund

MUTUAL FUND AND VARIABLE INSURANCE TRUST

By: /s/ Lisa Householder

Name: Lisa Householder

Title: President

HUNTINGTON NATIONAL BANK

By: /s/Kevin Speert

Name: Kevin Speert

Title: Vice President